REGISTRATION NO. 333-18863
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                       ON
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                TOYS "R" US, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                      22-3260693
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)



                                  461 FROM ROAD
                            PARAMUS, NEW JERSEY 07652
                                 (201) 262-7800
       (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)


                 1994 BABY SUPERSTORE, INC. STOCK INCENTIVE PLAN
       BABY SUPERSTORE, INC. 1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the Plans)


                                 LOUIS LIPSCHITZ
                                TOYS "R" US, INC.
                                  461 FROM ROAD
                            PARAMUS, NEW JERSEY 07652
                                 (201) 262-7800
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)



This Post-Effective Amendment No. 1 covers 628,779 shares of Common Stock, par value $.10 per share, of the Registrant ("Common Stock") which were originally registered on a Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating to such shares of Common Stock.


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


                             INTRODUCTORY STATEMENT




     Toys "R" Us, Inc. (the "Registrant") hereby amends its Registration Statement on Form S-4 (File No. 333- 18863), declared effective by the Securities and Exchange Commission (the "Commission") on December 30, 1996 (the "S-4 Registration Statement"), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to the shares of Common Stock, par value $.10 per share, of the Registrant ("Common Stock") issuable upon the exercise of options (the "Options") granted under the 1994 Baby Superstore, Inc. Stock Incentive Plan and the Baby Superstore, Inc. 1995 Stock Option Plan for Outside Directors (collectively, the "Plans").


     On February 3, 1997, pursuant to the Agreement and Plan of Merger, dated as of October 1, 1996, and as amended and restated as of December 26, 1996 (the "Merger Agreement"), among the Registrant, BSST Acquisition Corp., a wholly owned subsidiary of the Registrant ("Sub"), Baby Superstore, Inc. ("Baby Superstore") and Jack P. Tate, (i) Sub was merged with and into Baby Superstore, with Baby Superstore continuing as the surviving corporation and becoming a wholly owned subsidiary of the Registrant (the "Merger"), (ii) each outstanding share of Common Stock, without par value, of Baby Superstore ("Baby Superstore Common Stock") (other than shares held by Mr. Tate, shares held by Baby Superstore, shares held by the Registrant or any direct or indirect wholly owned subsidiary of the Registrant and shares with respect to which dissenters' rights were properly exercised) was converted into 0.8121 of a share of Common Stock; and (iii) each share of Baby Superstore Common Stock held by Mr. Tate was converted into 0.5150 of a share of Common Stock.


     Prior to the Merger, the Options represented Options to purchase shares of Baby Superstore Common Stock that was registered by Baby Superstore under Registration Statements on Form S-8 (File Nos. 33-84418 and 333- 19355).


     Pursuant to the Merger Agreement, upon consummation of the Merger, each outstanding Option (other than Options held by Mr. Tate and Linda M. Robertson) were assumed by the Registrant and became an Option to acquire on substantially the same terms and subject to substantially the same conditions as were previously applicable to such Option, the number of shares of Common Stock, rounded to the nearest whole share, determined by multiplying the number of shares of Baby Superstore Common Stock subject to such Option by 0.8121, at an exercise price equal to the exercise price of such Option divided by 0.8121. This Post-Effective Amendment No. 1 to the S-4 Registration Statement relates only to the Common Stock of the Registrant issuable upon exercise of such Options under the Plans.

                                    PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


     The following documents filed with the Commission by the Registrant (File No. 1-11609) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Post-Effective Amendment No. 1 to the S-4 Registration Statement:



      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 3, 1996.
      (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 1996.
      (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 1996.
      (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 1996.
      (e) The Registrant's Current Reports on Form 8-K dated July 15, 1996, October 2, 1996, January 6, 1997 and February 3, 1997.
      (f) The description of the Common Stock contained in Item 4 of the Registrant's Registration Statement on Form 8-B, as filed with the Commission on January 5, 1996 pursuant to Section 12(b) of the Exchange Act.



    All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(g) of the Exchange Act after the date of this Post-Effective Amendment No.1 to the S-4 Registration Statement and prior to the filing of a post-effective amendment to this S-4 Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Post-Effective Amendment No. 1 to the S-4 Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.



ITEM 4.    DESCRIPTION OF SECURITIES

    Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL


    The consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in Toys "R" Us' Annual Report (Form 10-K) for the year ended February 3, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.


    Legal matters in connection with the Common Stock offered hereby have been passed upon for the Registrant by Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS


      Section 145 of the DGCL grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Article SEVENTH of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by the DGCL.


      Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article NINTH of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of directors to the full extent permitted by the DGCL.


      The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL and Articles SEVENTH and NINTH of the Registrant's Restated Certificate of Incorporation.



ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED


    Not applicable.


ITEM 8. EXHIBITS

      Exhibits identified in parentheses below are on file with the Commission and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.



       *2   - Agreement and Plan of Merger, dated as of October 1, 1996, and as amended and restated as of December 26, 1996, among Toys "R" Us, Inc., a Delaware corporation, BSST Acquisition
              Corp., a South Carolina corporation, Baby Superstore, Inc., a South Carolina corporation, and
              Jack P. Tate
       (3-A) -Restated Certificate of Incorporation of Toys "R" Us, Inc. (Exhibit 3A to the Registrant's
              Annual Report on Form 10-K for the year ended February 3, 1996, File No. 1-11609).
       (3-B) -Amended and Restated Bylaws of Toys "R" Us, Inc. (Exhibit 3B to the Registrant's Annual
              Report on Form 10-K for the year ended February 3, 1996, File No. 1-11609)
       *5    -Opinion of Weil, Gotshal & Manges LLP regarding the legality of the securities being registered
       (10-A)-Shareholders Agreement, dated October 1, 1996, by and among Toys
              "R" Us, Inc., Jack P. Tate and Linda M. Robertson (Exhibit A to
              Exhibit 2 to the Registrant's Quarterly Report on Form 10-Q for
              the quarter ended November 2, 1996, File No. 1-11609)
       (10-B)-Registration Rights Agreement, dated as of October 1, 1996, by and among Toys "R" Us,
              Inc., Jack P. Tate and Linda M. Robertson.  (Exhibit B to Exhibit 2 to the Registrant's
              Quarterly Report on Form 10-Q for the quarter ended November 2, 1996, File No. 1-11609)
       23-A - Consent of Ernst & Young LLP
       23-B - Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5)
       *24  - Powers of Attorney (included on signature page of S-4 Registration Statement)

   * Previously Filed with the S-4 Registration Statement.

ITEM 9. UNDERTAKINGS


       The Registrant hereby undertakes:


       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement


       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");


       (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;


       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


       (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, Toys "R" Us, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on the 21st day of February, 1997.


                                                TOYS "R" US, INC.


                                                By:  /s/ Louis Lipschitz
                                                   ----------------------
                                                      Louis Lipschitz
                                                      Executive Vice President
                                                      Chief Financial Officer





       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 21st day of February, 1997.

Name and Signature              Title
------------------              -----


/s/  *                        Chairman of the Board
-------------------------
   Charles Lazarus


/s/  *                        Vice Chairman and Chief Executive
-------------------------     Officer (Principal Executive Officer)
   Michael Goldstein



/s/  *                        Director, President and Chief Operating
-------------------------     Officer
   Robert C. Nakasone



/s/  *                        Executive Vice President and Chief
-------------------------     Financial Officer (Principal Financial
   Louis Lipschitz            Officer)




/s/  *                        Vice President - Controller (Principal
-------------------------     Accounting Officer)
   Joseph J. Lombardi



/s/  *                        Director
-------------------------
   Robert A. Bernhard


/s/  *                        Director
-------------------------
   RoAnn Costin


/s/  *                        Director
-------------------------
   Milton S. Gould


/s/  *                        Director
-------------------------
   Shirley Strum Kenny

Name and Signature              Title
------------------              -----


/s/  *                        Director
-------------------------
   Norman S. Matthews


/s/  *                        Director
-------------------------
   Howard W. Moore


/s/  *                        Director
-------------------------
   Harold M. Wit



*  By: /s/Louis Lipschitz
       Louis Lipschitz
       Attorney-in-Fact

Dated: February 21, 1997

NYFS11...:\93\77893\0010\1530\SEC1257P.240



                                 EXHIBIT INDEX

Exhibit No.              Description
-----------              -----------
       *2   - Agreement and Plan of Merger, dated as of October 1, 1996, and as amended and restated as of December 26, 1996, among Toys "R" Us, Inc., a Delaware corporation, BSST Acquisition
              Corp., a South Carolina corporation, Baby Superstore, Inc., a South Carolina corporation, and
              Jack P. Tate
       (3-A) -Restated Certificate of Incorporation of Toys "R" Us, Inc. (Exhibit 3A to the Registrant's
              Annual Report on Form 10-K for the year ended February 3, 1996, File No. 1-11609).
       (3-B) -Amended and Restated Bylaws of Toys "R" Us, Inc. (Exhibit 3B to the Registrant's Annual
              Report on Form 10-K for the year ended February 3, 1996, File No. 1-11609)
       *5    -Opinion of Weil, Gotshal & Manges LLP regarding the legality of the securities being registered
       (10-A)-Shareholders Agreement, dated October 1, 1996, by and among Toys
              "R" Us, Inc., Jack P. Tate and Linda M. Robertson (Exhibit A to
              Exhibit 2 to the Registrant's Quarterly Report on Form 10-Q for
              the quarter ended November 2, 1996, File No. 1-11609)
       (10-B)-Registration Rights Agreement, dated as of October 1, 1996, by and among Toys "R" Us,
              Inc., Jack P. Tate and Linda M. Robertson.  (Exhibit B to Exhibit 2 to the Registrant's
              Quarterly Report on Form 10-Q for the quarter ended November 2, 1996, File No. 1-11609)
       23-A - Consent of Ernst & Young LLP
       23-B - Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5)
       *24  - Powers of Attorney (included on signature page of S-4 Registration Statement)

   * Previously Filed with the S-4 Registration Statement.